Exhibit 21.1
LIST OF SUBSIDIARIES OF MICHAEL KORS HOLDINGS LIMITED

Entity Name	Jurisdiction of Formation
Michael Kors (UK) Holdings Limited	United Kingdom
Michael Kors (UK) Limited	United Kingdom
Michael Kors (USA) Holdings, Inc.	Delaware
Michael Kors (USA), Inc.	Delaware
Michael Kors Retail, Inc.	Delaware
Michael Kors Stores (California), Inc.	Delaware
Michael Kors, L.L.C.	Delaware
Michael Kors Stores, L.L.C.	New York
Michael Kors Aviation, L.L.C.	Delaware
Michael Kors Virginia, LLC	Virginia
Michael Kors (Canada) Co.	Nova Scotia
Michael Kors (Canada) Holdings Ltd.	Nova Scotia
Michael Kors (Switzerland) GmbH	Switzerland
Michael Kors (Switzerland) Holdings GmbH	Switzerland
Michael Kors (Switzerland) International GmbH	Switzerland
Michael Kors (Switzerland) Retail GmbH	Switzerland
Michael Kors (UK) Intermediate Ltd.	United Kingdom
Michael Kors Japan K.K.	Japan
Michael Kors Limited	Hong Kong
MK (Shanghai) Commercial Trading Company Limited	China
Michael Kors Belgium BVBA	Belgium
Michael Kors (Bucharest Store) S.R.L.	Romania
Michael Kors (France) SAS	France
Michael Kors (Germany) GmbH	Germany
Michael Kors Spain, S.L.	Spain
Michael Kors Italy S.R.L. Con Socio Unico	Italy
Michael Kors (Austria) GmbH	Austria
Michael Kors (Netherlands) B.V.	Netherlands
Michael Kors (Poland) Sp. z o.o.	Poland
Michael Kors (Europe) B.V.	Netherlands
Michael Kors (Czech Republic) s.r.o.	Czech Republic
Michael Kors (Luxembourg) Retail S.à r.l.	Luxembourg
Michael Kors (Portugal) Lda.	Portugal
Michael Kors (Ireland) Limited	Ireland
Michael Kors (Sweden) AB	Sweden
Michael Kors (Mexico) S. de R.L. de C.V.	Mexico
Michael Kors (Denmark) ApS	Denmark
Michael Kors (Norway) AS	Norway
Michael Kors (Hungary) Kft.	Hungary
Michael Kors Korea Yuhan Hoesa	Korea
Michael Kors (Finland) Oy	Finland
Michael Kors (Latvia) SIA	Latvia
UAB Michael Kors (Lithuania)	Lithuania
MK (Panama) Holdings, S.A.	Panama
Michael Kors (HK) Limited	Hong Kong
Michael Kors Trading (Shanghai) Company Limited	China
JAG Acquisitions (UK) Limited	United Kingdom
MKJC Limited	British Virgin Islands

Entity Name	Jurisdiction of Formation
Jimmy Choo Group Limited	United Kingdom
Jimmy Choo (Holdings) Limited	United Kingdom
Choo EUR Finance Limited	United Kingdom
Choo USD Finance Limited	United Kingdom
Choo Luxury Group Limited	United Kingdom
Choo Luxury Holdings Limited	United Kingdom
Choo Luxury Finance Limited	United Kingdom
J. Choo (Jersey) Limited	United Kingdom
J. Choo Limited	United Kingdom
JC Industry S.r.l	Italy
Jimmy Choo Korea Limited	Korea
JC Gulf Trading LLC	UAE
J Choo USA Inc.	Delaware
J Choo Florida Inc.	Delaware
J. Choo Canada Inc.	British Columbia
J. Choo (OS) Limited	United Kingdom
J Choo Germany GmbH	Germany
Itachoo S.r.l.	Italy
Jimmy Choo Florence S.r.l.	Italy
Franchoo SAS	France
Jimmy Choo Spain S.L.	Spain
J Choo (Switzerland) AG	Switzerland
J. Choo (Belgium) BVBA	Belgium
J. Choo Netherlands B.V.	Netherlands
J. Choo Czech s.r.o	Czech Republic
J. Choo Russia JV Limited	United Kingdom
J. Choo RUS LLC	Russia
J. Choo (Austria) GmbH	Austria
J. Choo Supply SA	Switzerland
J. Choo Hong Kong JV Limited	United Kingdom
Jimmy Choo Hong Kong Limited	Hong Kong
J.Choo Japan JV Ltd.	United Kingdom
Jimmy Choo Tokyo K.K.	Japan
J. Choo (Asia) Limited	Hong Kong
Jimmy Choo (Shanghai) Trading Co., Ltd	China
J. Choo Singapore JV Limited	United Kingdom
Jimmy Choo (Singapore) Pte. Ltd.	Singapore
Jimmy Choo (Malaysia) Sdn. Bhd.	Malaysia
JC Services ME DMCC	DMCC (UAE free zone)
J. Choo Sweden AB	Sweden